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                                                                     EXHIBIT 4.5

                      GLOBAL CAPITAL SECURITIES CERTIFICATE

         This Capital Securities Certificate is a Book-Entry Capital Securities Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of a Clearing Agency or a nominee of a Clearing Agency. This Capital Securities Certificate is exchangeable for Capital Securities Certificates registered in the name of a person other than the Clearing Agency or its nominee only in the limited circumstances described in the Trust Agreement and may not be transferred except as a whole by the Clearing Agency to a nominee of the Clearing Agency or by a nominee of the Clearing Agency to the Clearing Agency or another nominee of the Clearing Agency, except in the limited circumstances described in the Trust Agreement.

         Unless this Capital Security Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to Popular Capital Trust II or its agent for registration of transfer, exchange or payment, and any Capital Security Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         NO EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH, A "PLAN"), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY (A "PLAN ASSET ENTITY"), AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN, MAY ACQUIRE OR HOLD THIS CAPITAL SECURITIES CERTIFICATE OR ANY INTEREST HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER
APPLICABLE EXEMPTION WITH RESPECT TO SUCH PURCHASE OR HOLDING OR THE REQUIREMENTS OF U.S. DEPARTMENT OF LABOR REGULATION SECTION 2550.401c-1 ARE SATISFIED SUCH THAT THE CAPITAL SECURITIES CERTIFICATE HELD BY THE PURCHASER OR HOLDER DOES NOT CONSTITUTE "PLAN ASSETS" AND, IN THE CASE OF ANY PURCHASER OR HOLDER RELYING ON ANY EXEMPTION OTHER THAN PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 OR U.S. DEPARTMENT OF LABOR REGULATION SECTION 2550.401c-1, HAS COMPLIED WITH ANY REQUEST BY THE DEPOSITOR OR THE ISSUER TRUST FOR AN OPINION OF COUNSEL OR OTHER EVIDENCE WITH RESPECT TO THE AVAILABILITY OF SUCH EXEMPTION. ANY PURCHASER OR HOLDER OF THIS CAPITAL SECURITIES CERTIFICATE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING HEREOF THAT IT EITHER (A) IS NOT A PLAN OR A PLAN ASSET ENTITY AND IS NOT PURCHASING SUCH SECURITIES ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN, OR (B) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION WITH RESPECT TO SUCH PURCHASE OR HOLDING OR U.S. DEPARTMENT OF LABOR REGULATION SECTION 2550.401c-1.


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Certificate Number 001                   Number of Capital Securities 5,200,000

CUSIP NO. 73317H 20 6

                    Certificate Evidencing Capital Securities
                           of Popular Capital Trust II
                        6.125% Trust Preferred Securities
                  (liquidation amount $25 per Capital Security)

         Popular Capital Trust II, a statutory trust created under the laws of the State of Delaware (the "Issuer Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of Five Million Two Hundred Thousand (5,200,000) Capital Securities of the Issuer Trust representing an undivided preferred beneficial interest in the assets of the Issuer Trust and designated the Popular Capital Trust II 6.125% Trust Preferred Securities (liquidation amount $25 per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Issuer Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities are set forth in, and this certificate and the Capital Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Declaration of Trust and Trust Agreement of the Issuer Trust, dated as of November 30, 2004, as the same may be amended from time to time (the "Trust Agreement"), among Popular, Inc., as Depositor, J.P. Morgan Trust Company, National Association, as Property Trustee, Chase Manhattan Bank USA, National Association, as Delaware Trustee, and the Holders of Trust Securities, including the designation of the terms of the Capital Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement, dated as of November 30, 2004, (the "Guarantee Agreement"), by and between Popular, Inc., as Guarantor, and J.P. Morgan Trust Company, National Association, as Guarantee Trustee, to the extent provided therein. The Issuer Trust will furnish a copy of the Trust Agreement and the Guarantee Agreement to the Holder without charge upon written request to the Issuer Trust at its principal place of business or registered office.

         Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.









                            [SIGNATURE PAGE FOLLOWS]


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         IN WITNESS WHEREOF, one of the Administrative Trustees of the Issuer
Trust has executed this certificate this 30th day of November, 2004.


                                               POPULAR CAPITAL TRUST II



                                               By: /s/ Richard Barrios
                                                  -----------------------------
                                               Name:  Richard Barrios
                                               Title: Administrative Trustee

                PROPERTY TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Capital Securities referred to in the above mentioned Trust Agreement.

Dated: November 30, 2004                       J.P. MORGAN TRUST COMPANY,
                                                    NATIONAL ASSOCIATION,
                                               as Property Trustee



                                               By: /s/ George Reaves
                                                  -----------------------------
                                                       Authorized Signature


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CERTIFICATE OF AUTHENTICATION
This is one of the Capital Securities
referred to in the above mentioned
Trust Agreement.



BANCO POPULAR DE PUERTO RICO,
as Authenticating Agent, Paying Agent and
Security Registrar



By: /s/ Luis R. Cintron
   -----------------------------------------------
Name:  Luis R. Cintron, Esq.
Title: Senior Vice President and Trust Officer
Date:  November 30, 2004


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                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned assigns and transfers this Capital Security to: _____________________________________________ (Insert assignee's social security or tax identification number) ___________________ (Insert address and zip code of assignee) and irrevocably appoints ____________________________________________ agent to transfer this Capital
Security Certificate on the books of the Issuer Trust. The agent may substitute another to act for him or her.

Dated:                           Signature:
      ----------------                     -------------------------

                                           (Sign exactly as your name appears on
                                           this Capital Security Certificate)
                                           The signature(s) should be guaranteed
                                           by an eligible guarantor institution
                                           (banks, stockbrokers, savings and
                                           loan associations and credit unions
                                           with membership in an approved
                                           signature guarantee medallion
                                           program), pursuant to S.E.C. Rule
                                           17Ad-15.